Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Directors/Trustees

ING Variable Funds/ING Variable Portfolios, Inc.

We consent to the use of our report dated February 25, 2010, incorporated herein by reference, on the financial statements of ING Opportunistic LargeCap Portfolio, a series of ING Variable Portfolios, Inc., and ING Growth and Income Portfolio, a series of ING Variable Funds, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

May 5, 2010